As filed with the Securities and Exchange Commission on September 27, 2004

Registration Statement No. 333-98435

Registration Statement No. 333-60889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWMARKET CORPORATION

(Exact name of Registrant as specified in its Charter)

VIRGINIA	20-0812170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Address of principal executive offices, including zip code)

SAVINGS PLAN FOR THE EMPLOYEES OF

NEWMARKET CORPORATION AND AFFILIATES

(Full title of the Plan)

Thomas E. Gottwald

President and Chief Executive Officer

NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Name, address and telephone number, including area code, of agents for service)

With copy to:

Louanna O. Heuhsen, Esq

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
(1)	N/A	N/A	N/A	N/A

(1)	No additional securities are to be registered, and the applicable registration fees were paid upon the filing of the previously filed Registration Statements on Form S-8 (Registration Nos. 333-98435 and 333-60889).

ADOPTION OF PREDECESSOR ISSUER’S REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Amendment No. 1 to the following Registration Statements on Form S-8, which were previously filed by Ethyl Corporation, a Virginia corporation and predecessor of the registrant (“Ethyl”), NewMarket Corporation, a Virginia corporation (“NewMarket”): Registration Statement on Form S-8 (Registration No. 333-98435) and Registration Statement on Form S-8 (Registration No. 333-60889) (collectively, the “Registration Statements”).

On May 27, 2004, Ethyl shareholders approved an Agreement and Plan of Merger, dated as of March 5, 2004 (the “Merger Agreement”), by and among Ethyl, NewMarket, and Ethyl Merger Sub, Inc., a Virginia corporation and wholly-owned subsidiary of NewMarket (“Merger Sub”), pursuant to which Merger Sub was merged with and into Ethyl (the “Merger”) for the purpose of establishing NewMarket as the parent corporation of Ethyl (the “Holding Company Formation”). The Holding Company Formation was effective at 4:15 p.m., Eastern Daylight Time, on June 18, 2004. As part of the Merger Agreement, each outstanding share of Ethyl common stock (or fraction of a share) was automatically converted into one share (or equivalent fraction of a share) of NewMarket common stock. As a result of the Merger, the holders of all of the issued and outstanding shares of Ethyl common stock hold, in lieu thereof, NewMarket common stock in the same proportions.

In accordance with Rule 414(d) under the Securities Act, NewMarket, as the successor issuer to Ethyl, hereby expressly adopts the Registration Statements as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Savings Plan for the Employees of Ethyl Corporation to which the Registration Statements relate shall be known as the Savings Plan for the Employees of NewMarket Corporation and Affiliates (the “Plan”). The Plan covers employees of NewMarket and its affiliates and shares of common stock issued in accordance with the Plan shall be shares of NewMarket common stock rather than shares of Ethyl common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities and Exchange Act are hereby incorporated by reference into this Registration Statement.

(a)	Ethyl’s Annual Report on Form 10-K for the year ended December 31, 2003;

(b)	the Plan’s Annual Report on Form 11-K for the year ended December 31, 2003;

(c)	Ethyl’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(d)	Ethyl’s Current Reports on Form 8-K filed March 9, 2004, May 6, 2004, May 27, 2004, June 16, 2004 and June 18, 2004;

(e)	NewMarket’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

(f)	NewMarket’s Current Report on Form 8-K filed July 1, 2004;

(g)	NewMarket’s Current Report on Form 8-K filed September 24, 2004; and

(h)	the description of NewMarket’s common stock, without par value, contained in NewMarket’s Registration Statement on Form 8-A (File No. 1-32190) filed under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by NewMarket and the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits, and the Articles of Incorporation (the “Articles of Incorporation”) of NewMarket require, indemnification of NewMarket’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. NewMarket’s Articles of Incorporation require indemnification of directors and officers with respect to any liability, expenses incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. NewMarket’s Articles of Incorporation provide that, to the full extent that the Virginia Stock Corporation Act permits elimination of the liability of directors of officers, no director or officer of NewMarket shall be liable to NewMarket or its shareholders for any monetary damages. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. NewMarket may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 5, 2004, by and among, Ethyl Corporation, NewMarket Corporation and Ethyl Merger Sub, Inc. (incorporated herein by reference to Exhibit 2 to NewMarket Corporation’s Registration Statement on Form S-4 (Registration No. 333-113325).

4.1	Articles of Incorporation of NewMarket Corporation (incorporated herein by reference to Exhibit 3.1 to NewMarket Corporation’s Registration Statement on Form S-4 (Registration No. 333-113325).

4.2	Bylaws of NewMarket Corporation (incorporated herein by reference to Exhibit 3.2 to NewMarket Corporation’s Registration Statement on Form S-4 (Registration No. 333-113325)).

4.3	Savings Plan for the Employees of NewMarket Corporation and Affiliates as Amended and Restated (incorporated herein by reference to Exhibit 4.3 of Ethyl Corporation’s Registration Statement on Form S-8 (Registration No. 333-98435)).

4.4	Amendment No. 1 to the Savings Plan for the Employees of NewMarket Corporation and Affiliates (incorporated herein by reference to Exhibit 4.4 of Ethyl Corporation’s Registration Statement on Form S-8 (Registration No. 333-98435)).

4.5	Savings Plan for the Employees of NewMarket Corporation and Affiliates Trust Agreement (incorporated herein by reference to Exhibit 4.3 of Ethyl Corporation’s Registration Statement on Form S-8 (Registration No. 333-98435)).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

NewMarket undertakes that it has submitted the Plan, and will submit any amendments thereto, to the Internal Revenue Service (the “IRS”) in a timely manner and will, to the extent NewMarket believes it necessary or appropriate, make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 27th day of September, 2004.

NEWMARKET CORPORATION

By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald
President and Chief Executive Officer

Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No -1 has been signed by the following persons in the capacities indicated on this 27th day of September, 2004. Each of the undersigned hereby appoints Thomas E. Gottwald, David A. Fiorenza and Wayne C. Drinkwater, any of whom may act, as his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf and in his or her capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature		Title

By:	/s/ Bruce C. Gottwald Bruce C. Gottwald	Chairman of the Board of Directors and Chairman of the Executive Committee

By:	/s/ Thomas E. Gottwald Thomas E. Gottwald	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ David A. Fiorenza David A. Fiorenza	Vice President, Treasurer and Principal Financial Officer (Principal Financial Officer)

By:	/s/ Wayne C. Drinkwater Wayne C. Drinkwater	Controller and Principal Accounting Officer (Principal Accounting Officer)

By:	/s/ William W. Berry William W. Berry	Director

By:	/s/ Phyllis L. Cothran Phyllis L. Cothran	Director

By:	/s/ Thomas E. Gottwald Thomas E. Gottwald	Director

By:	Patrick D. Hanley	Director

By:	/s/ James E. Rogers James E. Rogers	Director

By:	/s/ Sidney Buford Scott Sidney Buford Scott	Director

By:	/s/ Charles B. Walker Charles B. Walker	Director

Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, this 27th day of September, 2004.

SAVINGS PLAN FOR THE EMPLOYEES OF NEWMARKET CORPORATION AND AFFILIATES

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer, Member of the Savings Plan Committee

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 5, 2004, by and among, Ethyl Corporation, NewMarket Corporation and Ethyl Merger Sub, Inc. (incorporated herein by reference to Exhibit 2 to NewMarket Corporation’s Registration Statement on Form S-4 (Registration No. 333-113325)).

4.1	Articles of Incorporation of NewMarket Corporation (incorporated herein by reference to Exhibit 3.1 to NewMarket Corporation’s Registration Statement on Form S-4 (Registration No. 333-113325)).

4.2	Bylaws of NewMarket Corporation (incorporated herein by reference to Exhibit 3.2 to NewMarket Corporation’s Registration Statement on Form S-4 (Registration No. 333-113325)).

4.3	Savings Plan for the Employees of NewMarket Corporation and Affiliates as Amended and Restated (incorporated herein by reference to Exhibit 4.3 of Ethyl Corporation’s Registration Statement on Form S-8 (Registration No. 333-98435)).

4.4	Amendment No. 1 to the Savings Plan for the Employees of NewMarket Corporation and Affiliates (incorporated herein by reference to Exhibit 4.4 of Ethyl Corporation’s Registration Statement on Form S-8 (Registration No. 333-98435)).

4.5	Savings Plan for the Employees of NewMarket Corporation and Affiliates Trust Agreement (incorporated herein by reference to Exhibit 4.3 of Ethyl Corporation’s Registration Statement on Form S-8 (Registration No. 333-98435)).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).